EXHIBIT 3.1

M & F WORLDWIDE CORP.

AMENDED AND RESTATED BY–LAWS

DECEMBER 26, 2007

AMENDED AND RESTATED BY–LAWS

OF

M & F WORLDWIDE CORP.

ARTICLE I

OFFICES

Section 1.1         Delaware Office. The office of M & F Worldwide Corp. (the “Corporation”) within the State of Delaware shall be in the City of Dover, County of Kent.

Section 1.2         Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to tine determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1         Place of Meetings. All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, or solely by means of remote communication or otherwise, as may from time to time be fixed by the Board or the Chairman of the Board or specified or fixed in the respective notices or waivers of notice thereof.

Section 2.2         Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held at 9:00 a.m. on the first Wednesday of May of each year, commencing in 1996, or on such other date and at such other time as may be fixed by the Board. If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

Section 2.3         Special Meetings. A special meeting of stockholders of the Corporation (a “Special Meeting”), unless otherwise provided by law, may be called at any time by the Board pursuant to a resolution adopted by a majority of the then–authorized number of directors (as determined in accordance with Section 3.2 of these By–laws). The then–authorized number of directors shall be referred to herein as the “Whole Board.” If a Special Meeting is called in such a manner, a notice of the Special Meeting must be sent pursuant to Section 2.4 herein to the stockholders of the Corporation specifying the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

Section 2.4         Notice of Meetings. Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a Special Meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting, the means of remote communication, if any, and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. A copy of such notice shall be delivered or sent by mail or by electronic means (as permitted pursuant to Section 232 of the General

Corporation Law) not less than ten or more than sixty days before the date of said meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to such stockholder at his address as it appears on the stock records of the Corporation or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, addressed to him at such other address. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than thirty days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment. Any previously scheduled meeting of the stockholders may be postponed, and unless the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) otherwise provides, any Special Meeting may be canceled by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5         Quorum. For the purposes of these By–laws, every reference to a majority or other proportion of the shares of any class or series of stock of the Corporation or any other corporation shall refer to such majority or other proportion of the votes attributed to the then–outstanding shares of such class or series. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (such shares of the Corporation the “Voting Shares”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; however, the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6         Adjournments. The Chairman of the meeting or the holders of a majority of the shares of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. At any such adjourned meeting at which a quorum shall be present, there may be transacted any business that might have been transacted at the meeting as originally called.

Section 2.7	Order of Business and Nominations.

(a)           Organization and Order of Meetings Generally. Each meeting of stockholders shall be organized as follows:

(i)           The Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries shall act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

(ii)          The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present in person or represented by proxy and entitled to vote at the meeting.

(b)          Annual Meetings. The process of nominating persons for election to the Board and for raising other business to be conducted at the Annual Meetings shall be governed by the following rules:

(i)           At any Annual Meeting, nominations of persons for election to the Board and the proposal of business to be conducted by the stockholders may only be made at the Annual Meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board or (C) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7.

(ii)          For nominations or other business properly to be brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the Annual Meeting; however, if less than forty-days notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was first made. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting: (A) for each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) regarding any other business that the stockholder proposes to bring before the Annual Meeting, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; and (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner.

(iii)         Notwithstanding anything in the second sentence of paragraph (b)(ii) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least sixty days prior to the Annual Meeting, a stockholder’s notice required by this Section 2.7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(c)           Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been brought before the meeting pursuant to the

Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a Special Meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.7, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. In the event the Corporation calls a Special Meeting for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position or positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (b)(ii) of this Section 2.7 shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth day prior to such Special Meeting and not later than the close of business on the later of the sixtieth day prior to such Special Meeting or the tenth day following the day on which public announcement is first made of the date of the Special Meeting and of the nominees proposed by the Board to be elected at such meeting.

(d)          General. The following rules shall apply to the election of directors and the conduct of business generally at any meeting of stockholders of the Corporation:

(i)            Notwithstanding anything in these By–laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7 shall be conducted at a meeting of stockholders. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the ease may be, in accordance with the procedures set forth in this Section 2.7 and if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective proposal or nomination shall be disregarded.

(ii)          For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)         Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock of the Corporation (“Preferred Stock”) to elect directors under specified circumstances.

Section 2.8         Voting. Except as otherwise provided in the Certificate of Incorporation or in a resolution of the Board of Directors adopted pursuant to the

Certificate of Incorporation establishing a series of Preferred Stock or a class of Common Stock of the Corporation (“Common   Stock”) having special, limited or no voting rights, at each meeting of stockholders every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation at the time fixed pursuant to Section 7.6 of these By–laws as the record date for the determination of stockholders entitled to vote at such meeting. The provisions of Sections 212 and 217 of the General Corporation Law of the State of Delaware (the “General Corporation Law”) shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares, and the Corporation shall be protected in assuming that the persons in whose names shares of capital stock stand on the stock ledger of the corporation are entitled to vote such shares. Holders of redeemable shares of stock shall not be entitled to vote after the notice of redemption is mailed to such holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares of stock. Election of directors at all meetings of the stockholders at which directors are to elected shall be by ballot, and subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or the stockholder’s proxy and shall state the number of shares voted. On all other questions, the voting may be viva voce. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary. All matters other than the election of directors (except in cases where a larger vote is required by law, by the certificate of Incorporation or by these By–laws) shall be decided by a majority of the votes cast at the meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

Section 2.9         Inspectors. The Board, in advance of any meeting of stockholders, shall appoint two inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. If any inspector appointed by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the Chairman of the meeting shall appoint the necessary inspector or inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

Section 2.10       No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an Annual Meeting or a Special Meeting and may not be effected by any consent in writing by such stockholders.

ARTICLE III

DIRECTORS

Section 3.1         Powers. The business of the Corporation shall be managed under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

Section 3.2         Number, Election and Terms. The authorized number of directors may be determined from time to time by a vote of a majority of the Whole Board or by the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, provided that such number shall not be less than five nor more than fifteen, and provided further that such number and such minimum and maximum may be increased pursuant to a resolution of the Board, adopted pursuant to the Certificate of Incorporation, establishing any series of Preferred Stock or any class of Common Stock. The directors, other than those who may be elected by the holders of any series of the Preferred Stock or any class of Common Stock pursuant to a resolution of the Board adopted pursuant to the Certificate of Incorporation establishing such series or class, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class initially to be elected for a term expiring at the Annual Meeting to be held in 1996, another class initially to be elected for a term expiring at the Annual Meeting to be held in 1997, and another class initially to be elected for a term expiring at the Annual Meeting to be held in 1998. At each Annual Meeting, the successors of the class of directors whose term expires at that Annual Meeting shall be elected to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election, with the members of each class to hold office until their successors have been elected and qualified. Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies an the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the Annual Meeting at which the term of office of the class to which such director has been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.3         Place of Meetings. Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

Section 3.4         Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By–laws.

Section 3.5         Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer of the Corporation and shall be called by the Secretary of the Corporation at the request of a majority of the Board then in office.

Section 3.6         Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time and place thereof , shall be mailed to each director, addressed to him at his residence or usual place of business, or shall send to him by telegram, telecopy or other means of electronic communication, or shall be given personally or orally by telephone, on 24-hours notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-laws, as provided in Article XIII of these By-laws. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Article X of these By-laws.

Section 3.7         Quorum and Manner of Acting. Subject to Section 3.2 of these By-laws, the presence of at least a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required or permitted by law or these By-laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing or by telecopy or other means of electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

Section 3.8         Resignation. Any director may resign at any time by giving written notice to the Corporation, provided that written notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 3.9         Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 80% of the Voting Stock, voting together as a single class.

Section 3.10       Compensation of Directors. The Board may provide for the payment to any of the directors, other than those who are also officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES OF THE BOARD

Section 4.1         Appointment and Powers of Executive Committee. By resolution adopted by the affirmative vote of a majority of the Whole Board, the Board may designate an Executive Committee of the Board, which shall consist of such number of directors as the Board shall determine. Except as provided by law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee, and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee. The Chairman of the Board, the Chief Executive Officer of the Corporation or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

Section 4.2         Appointment and Powers of Audit Committee. By resolution adopted by the affirmative vote of a majority of the Whole Board, the Board may designate an Audit Committee of the Board, which shall consist of such number of directors as the Board shall determine. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation; and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.

Section 4.3         Compensation Committee; Other Committees. By resolution adopted by the affirmative vote of a majority of the Whole Board, the Board may designate members of the Board to constitute a Compensation Committee and such other committees of the Board as the Board may determine. Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them, in the respective resolutions appointing them. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall present shall be the act of the committee.

Section 4.4         Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

Section 4.5         Changes in Committees; Resignations; Removals. By the affirmative vote of a majority of the Whole Board, the Board shall have the power at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation, provided that notice to the Board, the Chairman of the Board, the Chief Executive Officer of the Corporation, the chairman of such committee or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time either with or without cause by the affirmative vote of a majority of the whole Board at any meeting of the Board called for that purpose.

ARTICLE V

OFFICERS

Section 5.1         Number and Qualification. The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Treasurer, a Secretary and such other officers (including without limitation vice presidents) as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. Each officer elected by the Board shall have such powers and duties as generally pertain to his respective office, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or the Chief Executive Officer may appoint, such other officers (including one or more assistant vice presidents, assistant secretaries and assistant treasurers) and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as provided in these By–laws or as may be prescribed by the Board or such committee or by the Chairman of the Board or the Chief Executive Officer, as the case, may be. The same person may hold more than one office.

Section 5.2         Resignations. Any officer may resign at any time by giving written notice to the Corporation, provided that notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.3         Removal. Any officer elected or agent appointed by the Board may be removed by the affirmative vote of a majority of the Whole Board whenever, in the majority’s judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him whenever, in his judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 5.4         Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

Section 5.5         Chairman of the Board. If present, the Chairman of the Board shall preside at all meetings of the Board and in the absence of the Chief Executive Officer at all meetings of the stockholders. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By–laws or as shall be assigned to him from time to time by the Board.

Section 5.6         Chief Executive Officer. If present, the Chief Executive Officer shall preside at all meetings of the stockholders. Under the control of the Board, he shall have general supervision and direction of the business and affairs of the Corporation. He shall at all times see that all resolutions or determinations of the Board are carried into effect. He may from time to time appoint, remove or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation) and have such advisory duties as he shall determine. He shall perform the duties incident to the office of the Chief Executive Officer and all such other duties as are specified in these By–laws or as shall be assigned to him from time to time by the Board.

Section 5.7         Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board.

Section 5.8         Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated pursuant to these By–laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer. In general, he shall perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Treasurer reports.

Section 5.9         Secretary. If present, the Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By–laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. In general, he shall perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Secretary reports.

Section 5.10      Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

Section 5.11       Compensation. The salaries of the officers shall be fixed from time to time by the Compensation Committee of the Board; however, the Chief Executive Officer may fix or delegate to others the authority to fix the salaries of any agents appointed by the Chief Executive Officer.

Section 5.12       Officers of Operating Companies or Divisions. The Chief Executive Officer shall have the power to appoint, remove and prescribe the terms of office, responsibilities, duties and salaries of the officers of the operating companies or divisions of the Corporation, other than those who are officers of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 6.1         Indemnity Undertaking. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VI.

Section 6.2         Advancement of Expenses. From time to time, the Corporation shall reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; however, if required by the General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer (or other person indemnified hereunder) to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

Section 6.3         Non-exclusivity of Rights. The rights to indemnification and reimbursement or advancement of expenses provided by or granted pursuant to this

Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled to under any statute, the Certificate of Incorporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 6.4         Continuation of Benefits. The rights to indemnification and reimbursement or advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

Section 6.5         Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or Section 145 of the General Corporation Law or any other provision of law.

Section 6.6         Binding Effect. The provisions of this Article VI shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VI is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. The acceptance by each such director, officer or other person of the position for which each such director, officer or other person was nominated, elected, appointed or otherwise placed shall constitute a manifestation of the intent of such director, officer or other person to be legally bound with the Corporation to the provisions of this Article VI. If any one or more of the provisions contained in this Article VI, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained in this Article VI shall not be in any way impaired thereby, it being intended that all of the rights granted to any director, officer or other person by this Article VI shall be enforceable to the fullest extent permitted by law. No repeal or modification of this Article VI shall affect any rights or obligations with respect to (i) any state of facts then or theretofore existing or (ii) any fact thereafter arising or any proceeding theretofore or thereafter brought or threatened based to any extent upon any such state of facts.

Section 6.7         Procedural Rights. The rights to indemnification and reimbursement or advancement of expenses provided by or granted pursuant to this Article VI shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

Section 6.8         Service Deemed at Corporation’s Request. Any director or officer of the Corporation serving in any capacity for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

Section 6.9         Election of Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article VI may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in affect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; however, if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

ARTICLE VII

CAPITAL STOCK

Section 7.1         Stock Certificates. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. Each stockholder, upon such stockholder’s request therefor, shall be entitled to have a certificate or certificates, in such form as shall be prescribed by the appropriate officers of the Corporation, certifying the number of shares of capital stock of the corporation owned by such stockholder. The certificate or certificates shall be signed by the Chairman or the Vice Chairman of the Board or the Chief Executive Officer, or the President or any Vice President, and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any such officers may be facsimiles, engraved or printed), and may be sealed with the seal of the Corporation (which may be a facsimile, engraved or printed). In the event any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

Section 7.2         List of Stockholders Entitled to Vote. At least ten days before every meeting of stockholders, the officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder. For a period of at least ten days prior to the meeting and during ordinary business hours, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place that is specified in the notice of the meeting and is within the city where the meeting is to be held, or if a place is not specified in the notice, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 7.3         Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to the identity of the stockholders entitled to examine the stock ledger, the list required by Section 7.2 of these By–laws or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7.4         Transfers of Capital Stock. Subject to the provisions of the Certificate of Incorporation, transfers of shares of capital stock of the Corporation shall be made only on the stock ledger of the Corporation by the holder of record thereof, by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or by the transfer agent of the Corporation, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may adopt such procedures with respect to, and may impose such further limitations upon, the transferability of the capital stock of the Corporation as the Board may deem advisable.

Section 7.5         Lost Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit swearing to that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, in its discretion and as a condition precedent to the issuance thereof, the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6         Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

Section 7.7         Fixing of Record Date. For the purpose of (a) determining the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) taking any other lawful action, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date was adopted by the Board and shall not be (x) in the case of clause (a)(i) above, more than sixty nor less than ten days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the ease of clause (a)(iii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

(a)           the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and

(b)          the record date for determining stockholders for any purpose other than those specified in paragraph (a) of this Section 7.6 shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 7.6, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

Section 7.8         Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

FISCAL YEAR

The Corporation’s fiscal year shall coincide with the calendar year.

ARTICLE IX

SEAL

The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required by law, the Certificate of Incorporation or these By–laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the stockholders, the Board or any committee thereof need be specified in any written waiver of notice.

ARTICLE XI

PROXIES

Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Chief Executive Officer or any Vice President may from time to time appoint in the name and on behalf of the Corporation an attorney or attorneys or agent or agents of the Corporation (i) to cast at meetings of the holders of the stock or other securities of another corporation whose stock or other securities may be held by the Corporation the votes that the Corporation may be entitled to cast as the holder of stock or other securities in such other corporation, (ii) to consent in writing in the name of the Corporation as such holder to any action by such other corporation, or (iii) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise all such written proxies or other instruments as he may deem necessary or proper in the circumstances. Unless otherwise provided by resolution adopted by the Board, the Chairman of the Board, the Chief Executive Officer or any Vice President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent.

ARTICLE XII

AMENDMENTS

These By–laws or any of them may be amended, repealed, or supplemented in any respect at any time, either (i) at any meeting of stockholders, provided that any such amendment, repeal or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board, provided that any such amendment, repeal or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment, repeal or supplement adopted by the Board shall vary or conflict with any amendment, repeal or supplement adopted by the stockholders. Notwithstanding the preceding sentence, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 2.3, Section 3.2, Section 3.9 or Article VI of these By–laws, or this sentence.

ARTICLE XIII

UNAUTHORIZED TRANSFERS OF SHARES

Section 13.1      Unauthorized Transfers. Pursuant to the authority conferred upon the Corporation and the Board by paragraph (E) of Article Eleventh of the Certificate of Incorporation, if an Unauthorized Transfer (as defined in paragraph (C) of Article Eleventh of the Certificate of Incorporation) purportedly occurs, the provisions set forth in Sections 13.2 through 13.6 shall apply (in addition to the provisions set forth in Article Eleventh of the Certificate of Incorporation).

Section 13.2       Notice of Unauthorized Transfer. Within thirty business days of learning that an Unauthorized Transfer has purportedly occurred, the Corporation shall cause to be delivered to the purported transferee (the “Purported Transferee”) of the shares (the “Prohibited Stock”) purportedly transferred in violation of the terms of Article

Eleventh of the Certificate of Incorporation notice stating in substance that the Purported Transferee has purportedly received shares in a transaction that constitutes an Unauthorized Transfer and demanding the Purported Transferee to surrender or cause to be surrendered to an agent designated by the Corporation (the “Agent”) certificates representing the Prohibited Stock and any dividends or distributions that such Purported Transferee has received on the Prohibited Stock. If the Purported Transferee has purportedly resold the Prohibited Stock before receiving said notice, the Purported Transferee will be required to transfer to the Agent the proceeds of such sale, to the extent in excess of the amount that the Purported Transferee paid for the Prohibited Stock in the unauthorized transfer, together with any dividends or distributions that the Purported Transferee has received on the Prohibited Stock. Unless such purported resale itself constitutes a Prohibited Transfer, in which case the other provisions of this Article XIII will apply, the transferee shall be treated as the owner of the Prohibited Stock and as having acquired such Prohibited Stock from the Purported Transferee acting in the capacity as agent for the Corporation. If a surrender of Certificates or a transfer of proceeds required by this Section 13.2 is not made within thirty days following delivery of the notice herein provided for, the Corporation may institute legal proceedings to compel such surrender or transfer.

Section 13.3       Sale of Prohibited Stock. As soon as practicable following receipt of the Prohibited Stock and surrender of any dividends or distributions that the Purported Transferee has received on the Prohibited Stock, as contemplated by Section 13.2 above, the Agent will sell the Prohibited Stock and any non-cash dividends or distributions in an arm’s-length transaction (using best efforts to consummate such sale on the New York Stock Exchange). After applying the proceeds from such sale toward reimbursement of the Purported Transferee for the price that the Purported Transferee paid for the Prohibited Stock in the Unauthorized Transfer, (or the fair market value of the Prohibited Stock at the time of the Unauthorized Transfer if such Unauthorized Transfer was by way of gift, devise, or similar transfer), the Agent will pay any remaining proceeds and any cash dividends and distributions so surrendered to organizations described in Section 501(c)(3) of the Internal Revenue Code of 1986, amended, that are designated by the Corporation. In no event shall the proceeds of any such sale by the Agent or the surrender of dividends or distributions inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses incurred by the Agent in performing its duties hereunder prior to any reimbursement being made pursuant to this Section 13.2.

Section 13.4      Liability for Costs. In addition to the remedy described in Sections 13.3 and 13.4, any person who knowingly engages in an Unauthorized Transfer or otherwise knowingly violates the provisions of Article Eleventh of the Certificate of Incorporation shall be liable to the Corporation for any costs incurred by the Corporation as a result of any such violation.

Section 13.5      Disclosure of Shareholdings. Upon demand by the Corporation, the shareholders of the Corporation shall disclose to the Corporation in writing such information with respect to their direct and indirect ownership of Common Stock as the Corporation deems necessary to ensure compliance with Article Eleventh of the Certificate of Incorporation.

Section 13.6       Severability. If any provision included in this Article XIII is determined to be void, invalid, or unenforceable by virtue of any legal decision, statute, rule, or regulation, then, at the option of the Corporation, the Purported Transferee shall be deemed to have acted on behalf of the Corporation in acquiring the Prohibited Stock and to hold such Prohibited Stock on behalf of the Corporation.

EXHIBIT NO.	DESCRIPTION
10.23

To be timely, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.